UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) October 19, 2012

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-12974	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

1128 Pennsylvania NE, Suite 200
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(   ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(   ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

(   ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

(   ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 22, 2012, Santa Fe Gold Corporation (“Santa Fe”) issued a press release in connection with its closing of the Mogollon Option Agreement with Columbus Silver Corporation (“Columbus Silver”), whereby Santa Fe will acquire the Mogollon silver-gold property in southwest New Mexico for total payments aggregating $4.5 million.

Santa Fe paid $100,000 to Columbus Silver upon signing the agreement on Sept. 19, 2012. Santa Fe paid a further $150,000 following approval of the agreement by the TSX Venture Exchange, which approval was obtained Oct. 16, 2012. The payment schedule calls for an additional US$500,000 to be paid on or before Dec. 30, 2012, and four payments of $937,500 each on June 30, 2013, Dec. 30, 2013, June 30, 2014, and Dec. 30, 2014. Additionally, Santa Fe must maintain the property in good standing by paying underlying claim and lease payments.

Santa Fe and Columbus Silver have entered into a mutual release regarding the previous plan of arrangement between the parties, which expired by its terms on May 31, 2012. Approximately $1,060,000 was advanced by Santa Fe to Columbus Silver in connection with the foregoing, and the parties acknowledged that the funds are non-refundable.

Copies of the press release and Option Agreement are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits. (c) Exhibits The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Press Release dated October 22, 2012 announcing closing of the Mogollon Option Agreement

99.2	Mogollon Option Agreement dated September 19, 2012 between Santa Fe and Columbus Silver

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: October 22, 2012	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer